SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                            SHARES PURCHASED        AVERAGE
                                DATE            SOLD(-)             PRICE(2)

COMMON STOCK-PORTEC INC

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 3/19/98           10,000            15.4250
          GAMCO INVESTORS, INC.
                                 4/20/98            5,000            15.9375
                                 3/23/98            2,400            15.3889
          GAMCO INVESTORS, INC.
                                 4/14/98            1,000-           15.8125
                                 4/03/98            1,000            15.3750
                                 3/26/98              500            14.2083
                                 3/26/98            1,000-           14.2083
                                 3/23/98            2,000            15.4375
                                 3/23/98           15,600            15.3889
                                 3/23/98            2,000            15.3750
                                 3/20/98            6,000            15.3750
          GABELLI ASSOCIATES FUND
                                 4/22/98           10,000            15.8125
                                 4/21/98            1,100            15.8125
                                 4/20/98              400            15.8125
                                 4/14/98           12,300            15.6992
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 3/19/98               29-           15.3125















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

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